VALERO L.P. REPORTS FIRST QUARTER 2005 EARNINGS

AND ANNOUNCES QUARTERLY DISTRIBUTION

SAN ANTONIO, April 26, 2005 -- Valero L.P. (NYSE: VLI) today announced net income applicable to limited partners of $17.8 million, or $0.77 per unit, for the first quarter of 2005, compared to $18.5 million, or $0.80 per unit, for the first quarter of 2004. Distributable cash flow available to limited partners for the first quarter was $23.1 million, compared to $23.2 million for the first quarter of 2004.

Valero L.P. also announced that it has declared a distribution for the first quarter of 2005 of $0.80 per unit payable May 13, 2005 to holders of record as of May 6, 2005. Distributable cash flow covers the distribution to the limited partners by 1.25 times.

For the first quarter of 2005, revenues were higher than in the first quarter of last year primarily due to the acquisition of two asphalt terminals from Royal Trading in February of last year, higher throughputs in the crude oil storage tank business segment and the completion of the new propane storage and distribution terminal in Nuevo Laredo, Mexico in June of last year. Despite higher revenues, net income applicable to limited partners in the first quarter of 2005 was lower than in the first quarter of 2004, primarily due to higher operating and administrative expenses. Higher administrative costs in the first quarter were primarily due to the April 2004 amendment of the service agreement with Valero Energy and costs associated with the pending merger with Kaneb Pipe Line Partners, L.P. and Kaneb Services LLC. In addition, an outage in late March on the partnership’s Corpus Christi to Houston pipeline also impacted its results.

“We continue to benefit from our strategic growth investments,” said Curt Anastasio, Valero L.P.’s Chief Executive Officer. “In particular, we benefited from the new Royal Trading asphalt terminals located near Tulsa, Oklahoma and Santa Fe, New Mexico we acquired in February 2004 and our propane storage and distribution terminal in Nuevo Laredo, Mexico, which we refer to as the Dos Laredos system. Starting in the second quarter, we expect to see higher propane throughput volumes on our Dos Laredos system, reflecting the strong demand in the rapidly growing northern Mexico region. In fact, thus far in April we are averaging around 8,500 barrels per day compared to 6,000 barrels per day in the first quarter.

“With regard to the Kaneb acquisition, the companies continue to work diligently to complete the transaction during the second quarter. The proposed acquisitions by Valero L.P. of Kaneb Partners and Kaneb Services were approved by the unitholders of Valero L.P. and

-More-

Kaneb Partners and the shareholders of Kaneb Services in special meetings held on March 11, 2005. We look forward to the growth opportunities that the larger, more diversified entity will possess.

“Looking at the second quarter, Valero Energy’s Ardmore and Three Rivers refineries are currently down for scheduled plant-wide turnarounds. Since we own crude and refined product pipelines and terminals that serve each of these plants, we expect this to have an effect on our second quarter earnings. Taking the turnarounds into account and excluding any potential contribution from our acquisition of Kaneb, we currently expect second quarter earnings to be slightly lower than first quarter earnings,” said Anastasio.

A conference call with management is scheduled for 11:00 a.m. ET (10:00 a.m. CT) today, April 26, 2005, to discuss the financial and operational results for the first quarter of 2005. Anyone interested in listening to the presentation may call 866/261-8578, passcode 5354816. The company intends to have a playback available following the presentation and may be accessed by calling 800/642-1687, passcode 5354816. A live broadcast of the conference call will also be available on the company’s website at www.valerolp.com.

A master limited partnership, Valero L.P. (NYSE: VLI) owns and operates crude oil and refined product pipelines, refined product terminals and crude oil storage facilities located predominantly in Texas, New Mexico, Colorado, Oklahoma, California, New Jersey and Mexico. The partnership’s crude oil pipelines and storage facilities supply nine of Valero Energy Corporation’s key refineries with domestic and foreign crude oil and other feedstocks. Its refined product pipelines and terminals primarily supply gasoline and distillates to established and growing markets in the Mid-Continent, Southwest and Texas-Mexico border region of the United States. Valero L.P.’s primary customer is Valero Energy Corporation, which has a limited partnership interest and 2 percent general partnership interest in Valero L.P.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995 regarding future events and the future financial performance of Valero L.P. All forward-looking statements are based on the partnership’s beliefs as well as assumptions made by and information currently available to the partnership. These statements reflect the partnership’s current views with respect to future events and are subject to various risks, uncertainties and assumptions. These risks, uncertainties and assumptions are discussed in Valero L.P.’s 2004 annual report on Form 10-K and subsequent filings with the Securities and Exchange Commission including the definitive joint proxy statement/prospectus referred to in this press release.

For more information, visit Valero L.P.’s website at www.valerolp.com.

Valero L.P.
Consolidated Financial Information
March 31, 2005 and 2004
(unaudited, in thousands, except unit data and per unit data)

	Three Months Ended March 31,
	2005	2004
Statement of Income Data:
Revenues	$56,635	$52,324

Costs and expenses:
Operating expenses	19,685	17,908
General and administrative expenses	3,503	1,999
Depreciation and amortization	8,732	7,874

Total costs and expenses	31,920	27,781

Operating income	24,715	24,543
Equity income from Skelly-Belvieu
Pipeline Company	378	553
Interest and other expense, net	(5,829)	(5,126)

Net income	19,264	19,970
Net income applicable to general partner
including incentive distributions (Note 1)	(1,476)	(1,489)

Net income applicable to limited partners	$17,788	$18,481

Net income per unit applicable to limited
partners (Note 1)	$0.77	$0.80
Weighted average number of limited
partnership units outstanding	23,041,394	23,041,394
Earnings before interest, taxes and
depreciation and amortization (EBITDA, Note 2)	$33,825	$32,970
Distributable cash flow (Note 2)	$26,193	$26,262

	March 31,	December 31,
	2005	2004

Balance Sheet Data:
Long-term debt, including current portion (a)	$385,057	$385,161
Partners' equity (b)	437,642	438,311
Debt-to-capitalization ratio (a) / ((a)+(b))	46.8%	46.8%

Valero L.P.
Consolidated Financial Information — Continued
March 31, 2005 and 2004
(unaudited, in thousands, except barrel information)

	Three Months Ended March 31,
	2005	2004
Operating Data:
Crude oil pipelines:
Throughput (barrels/day)	381,086	381,832
Revenues	$13,185	$12,792
Operating expenses	3,823	3,234
Depreciation and amortization	1,146	1,098

Segment operating income	$8,216	$8,460

Refined product pipelines:
Throughput (barrels/day)	443,993	437,207
Revenues	$22,182	$20,526
Operating expenses	9,303	8,538
Depreciation and amortization	3,857	3,778

Segment operating income	$9,022	$8,210

Refined product terminals:
Throughput (barrels/day)	253,531	254,950
Revenues	$9,937	$8,810
Operating expenses	4,497	4,333
Depreciation and amortization	1,859	1,132

Segment operating income	$3,581	$3,345

Crude oil storage tanks:
Throughput (barrels/day)	505,643	461,102
Revenues	$11,331	$10,196
Operating expenses	2,062	1,803
Depreciation and amortization	1,870	1,866

Segment operating income	$7,399	$6,527

Consolidated Information:
Throughput (barrels/day)	1,584,253	1,535,091
Revenues	$56,635	$52,324
Operating expenses	19,685	17,908
Depreciation and amortization	8,732	7,874

Segment operating income	28,218	26,542
General and administrative expenses	3,503	1,999

Consolidated operating income	$24,715	$24,543

Valero L.P.
Consolidated Financial Information — Continued
March 31, 2005 and 2004
(unaudited)

Notes:

1.	Net income is allocated between limited partners and the general partner’s interests based on provisions in the partnership agreement. The net income applicable to limited partners is divided by the weighted average number of limited partnership units outstanding in computing the net income per unit applicable to limited partners. Net income applicable to the general partner includes incentive distributions aggregating $1.1 million for each of the three months ended March 31, 2005 and 2004.

2.	Valero L.P. utilizes two financial measures, EBITDA and distributable cash flow, which are not defined in United States generally accepted accounting principles. Management uses these financial measures because they are widely accepted financial indicators used by investors to compare partnership performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the partnership’s assets and the cash that the business is generating. Neither EBITDA nor distributable cash flow are intended to represent cash flows for the period, nor are they presented as an alternative to net income. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

The following is a reconciliation of net income to EBITDA and distributable cash flow (in thousands):

	Three Months Ended March 31,
	2005	2004
Net income	$19,264	$19,970
Plus interest and other expense, net	5,829	5,126
Plus depreciation and amortization	8,732	7,874

EBITDA	33,825	32,970
Less equity income from Skelly-Belvieu
Pipeline Company	(378)	(553)
Less interest and other expense, net	(5,829)	(5,126)
Less reliability capital expenditures	(1,425)	(1,717)
Plus distributions from Skelly-Belvieu
Pipeline Company	0	688

Distributable cash flow	$26,193	$26,262
General Partner interest in distributable
cash flow	(3,073)	(3,091)

Limited Partners' interest in distributable
cash flow	$23,120	$23,171